                                                                    EXHIBIT 10.1


                                                                         RSA____

                           RESTRICTED STOCK AGREEMENT

     AGREEMENT effective as of the ___ day of January, 2003 ("Issuance Date"), between CROWN CASTLE INTERNATIONAL CORP. ("Company"), a Delaware corporation, and _______________________ ("Holder").

     Holder has been serving as a key employee of the Company and/or one of its Affiliates. In recognition of past service and in order to encourage Holder to remain with the Company and its Affiliates (the "Group") and devote Holder's best efforts to their affairs, thereby advancing the interests of the Company and its shareholders, the Company and Holder agree as follows:

     1. Issuance of Stock. Upon the execution of this Agreement and for consideration from Holder to the Company in the form of past services to the Group, the fair market value of which is at least equal to $.01 per share times the number of the shares issued hereunder, the Company shall issue to Holder ____________________ shares of the $.01 par value Common Stock of the Company ("Stock"). The shares of Stock issued to Holder under this Agreement ("Holder's Shares") shall be subject to all of the terms, conditions and restrictions set forth in this Agreement and in the Crown Castle International Corp. 2001 Stock Incentive Plan (the "2001 Plan"), which is incorporated herein by reference as a part of this Agreement. "Affiliate" and "Committee" shall have the meaning contained in the 2001 Plan.

     2. Forfeiture Restrictions. The Holder's Shares shall not be sold, assigned, pledged, or otherwise transferred except as provided herein, and Holder shall be obligated to forfeit and surrender, without further consideration from the Company, such shares (to the extent then subject to the Forfeiture Restrictions) to the Company in accordance with this Agreement. The prohibition against transfer and the obligation to forfeit and surrender shares to the Company are herein collectively referred to as the "Forfeiture Restrictions," and the Holder's Shares which are subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

     3. Performance Measures. (a) Except as otherwise provided in Section 4 hereof, the lapsing of the Forfeiture Restrictions on the Restricted Shares hereunder shall be contingent upon meeting the applicable time measure ("Time Measure") or stock price target measure ("Target Measure") described below while Holder is an employee or a member of the board of directors of the Company or one of its Affiliates. The applicable measure ("Measure") is either the Time Measure or Target Measure determined by the Measure that results in the largest aggregate number of Holder's Shares no longer being Restricted Shares.

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(b) The Time Measure is the date indicated below with the percentage beside such date being the percentage of the Holder's Shares no longer subject to the Forfeiture Restrictions.

Time Measure Date                   Incremental Percentage    Aggregate Percentage
-----------------                   ----------------------    --------------------
November 14, 2003                           10%                       10%
November 14, 2004                           15%                       25%
November 14, 2005                           20%                       45%
November 14, 2006                           25%                       70%
November 14, 2007                           30%                       100%

(c) The Target Measure is the date that the price of a share of Stock closes at a price equal to or above the price indicated below for twenty (20) consecutive trade days after the Issuance Date with the percentage beside the stock price per share being the percentage of the Holder's Shares no longer subject to Forfeiture Restrictions.

Stock Price Per Share         Incremental Percentage    Aggregate Percentage
---------------------         ----------------------    --------------------
     $ 5.54                         33.33%                     33.33%
     $ 8.30                         33.33%                     66.66%
     $12.45                         33.34%                    100.00%

The closing price of a share of Stock shall be the closing quotation on the New York Stock Exchange for the applicable date.

(d) As soon as administratively feasible after a Measure is satisfied that causes the lapse of Forfeiture Restrictions as to Restricted Shares, the Committee shall certify in writing that the applicable Measure has been satisfied and the Forfeiture Restrictions shall lapse as to the Restricted Shares as described above. The period from the effective date of this Agreement to the date of the Committee's determination as to whether or not an applicable Measure was satisfied is sometimes hereinafter called the "Restricted Period".

     4. Termination of Employment of Service. If Holder terminates employment or service with the Group prior to the end of the Performance Period, then this Restricted Stock Award shall be forfeited and the remaining Restricted Shares shall be surrendered to the Company; provided, however, that the Committee may (subject to restrictions in the 2001 Plan), in its sole discretion, cause the Forfeiture Restrictions to lapse as to all or a part of the Restricted Shares.

     5. Shares Received in Reorganization or Stock Split. The transfer restrictions of Section 2 shall not apply to the exchange of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock or securities received in exchange therefor, and any stock received as a result of a stock split or stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions.

     6. Endorsement on Certificate. Each certificate representing Restricted Shares, if the shares of Restricted Stock are represented by a stock certificate prior lapse of applicable Forfeiture Restrictions, shall be conspicuously endorsed as follows:



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


          "The shares of Stock evidenced by this certificate have been issued pursuant to the terms of the Crown Castle International Corp. ("Company") 2001 Stock Incentive Plan ("Plan"). The shares of Stock evidenced by this certificate are subject to forfeiture and may not be sold, assigned, pledged, or transferred except as provided by the terms and conditions of a Restricted Stock Agreement ("Agreement") dated January __, 2003, between the Company and the registered holder of the shares. A copy of the Plan and Agreement are available from the Company.

     7. Community Interest of Spouse. The community interest, if any, of any spouse of Holder in any of the Restricted Shares shall be subject to all the terms, conditions and restrictions of this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Holder's interest in such Restricted Shares to be so forfeited and surrendered pursuant to this Agreement.

     8. Withholding of Tax. To the extent the issuance of Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by Holder for tax purposes, Holder shall deliver to the Company such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations. The Company has the right to withhold Holder's Shares until Holder has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

     9. Tax Election. If Holder makes the election authorized by Section 83(b) of the Code, Holder shall submit to the Company a copy of the statement filed by Holder to make such election.

     10. Stock Power and Retention of Certificates. The Company may require Holder to execute and deliver to the Company a stock power in blank with respect to the Restricted Shares and may, in its sole discretion, determine to retain possession of the certificates for shares with respect to which the Forfeiture Restrictions have not lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to the shares pursuant to the provisions of Section 4 hereof. Notwithstanding retention of such certificates by the Company, Holder shall, subject to the provisions of Sections 3 and 4 hereof, have all rights (including dividend and voting rights) with respect to the restricted shares. Upon lapse of the Forfeiture Restrictions as to all or a part of the Restricted Shares, the Company shall deliver to Holder a new certificate representing such Holder's Stock without any restrictive endorsement.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Holder.

     12. Contract Terms. Notwithstanding the provisions of this Agreement, if the Holder has entered into a separate contract or agreement with the Company which affects the Restricted Shares issued hereunder, the provisions of such separate contract or agreement shall control over any inconsistent provisions of this Agreement.

     13. Modification. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, except to the



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extent that such modification occurs pursuant to Section 11 of the 2001 Plan or as a result of an amendment of the 2001 Plan made in accordance with Section 12 of the 2001 Plan.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officers, and Holder and his or her spouse have executed this Agreement, on the dates specified below.

                                      CROWN CASTLE INTERNATIONAL CORP.

                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:
                                      Date: January __, 2003


                                      --------------------------------------
                                                                      Holder

                                      Date:  January ___, 2003

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